Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS NET INCOME OF $5.3 MILLION FOR FIRST QUARTER 2013

April 23, 2013

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $4.8 million, or $0.20 per diluted share, for the quarter ended March 31, 2013, compared to $4.6 million, or $0.19 per diluted share, for the quarter ended March 31, 2012. Commenting on the Company’s improved profitability, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “We are pleased with the financial results for the first quarter of 2013 and believe we have the positive momentum we need to reach our goals for the year. Our financial results for the first quarter do not fully include the savings we expect from our recently announced restructuring, and were negatively impacted by a $2.5 million non-recurring credit charge related to a covered OREO auction. Despite these factors, our Company achieved a healthy return on assets of 0.75% for the quarter.”

Highlights of the results of the first quarter of 2013 include the following:

•	Net income available to common shareholders increased 36.3%, compared to the fourth quarter of 2012.

•	The Company’s net interest margin was 4.79%, compared to 4.48% in the first quarter of 2012 and 4.75% in the fourth quarter of 2012.

•	Non-covered loans increased by $42.1 million during the quarter.

•	Tangible common equity to tangible assets increased to 8.83% at March 31, 2013, compared to 8.20% at December 31, 2012.

•	Total non-covered classified assets decreased 5.5% when compared to December 31, 2012.

•	Noninterest income (excluding gains on acquisitions) was $11.4 million, compared to $7.2 million in the first quarter of 2012.

Operating Results

Net income for the first quarter of 2013 totaled $5.3 million, compared to $5.4 million for the same quarter in 2012. The results for the first quarter were negatively affected by an auction of covered OREO that resulted in a pre-tax, non-recurring charge of $2.5 million. Results for the first quarter of 2012 included a non-recurring gain on an FDIC-assisted acquisition and reflected highly elevated credit costs due to bulk sales of problem assets. The Company’s results for the first quarter of 2013 reflect an annualized return on assets of 0.75% and an annualized return on tangible common equity of 8.53%.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2013 totaled $28.3 million, an increase of $611,000, or 2.2%, compared to the $27.7 million reported for the first quarter of 2012. The Company’s net interest margin increased during the quarter to 4.79%, compared to 4.48% during the first quarter of 2012.

The Company’s higher net interest margin was a result of several factors. First, the Company has experienced steady yields on loans through most of the current interest rate cycle. Overall yields on non-covered loans in the first quarter of 2013 were 5.58%, compared to 5.57% in the first quarter of 2012. On new loans booked during the quarter, the Company achieved a 5.13% yield, compared to 5.52% in the same quarter of 2012.

Additionally, covered loan yields declined only slightly to 7.23% in the first quarter of 2013, compared to 7.33% in the same quarter of 2012. During the most recent quarter, the Company experienced a payoff in its largest covered loan, in addition to several other large classified credits. These payoffs accelerated additional amounts of accretable yield and improved covered yields beyond management’s expectations for the quarter.

Also, steady improvements in the earning asset mix and funding costs have positively impacted our net interest margin over the past year. The earning asset mix has improved such that loans comprise 82.9% of total earning assets at March 31, 2013, compared to 77.5% at March 31, 2012. The improved mix has allowed the Company to maintain a steady yield on earning assets despite a persistently low interest rate environment. For the first quarter of 2013, the Company reported a yield on earning assets of 5.21%, compared to 5.22% for the same quarter of 2012.

The Company’s deposit mix continues to shift toward transaction and low-cost deposits, which has contributed to a significant reduction in total cost of funds. For the quarter ended March 31, 2013, the Company reported a cost of funds of 0.40% compared to 0.69% during the quarter ended March 31, 2012. Rates on current production of time deposits indicate additional savings opportunities from future maturities, although at a slower pace than experienced over the last year.

Non-interest Income

Recurring levels of non-interest income (excluding gains on FDIC-assisted acquisitions) in the first quarter of 2013 improved to $11.4 million, compared to $7.2 million in the same quarter of 2012. As a percentage of total assets, recurring non-interest income has increased from 0.96% at March 31, 2012 to 1.61% at the end of the current quarter.

Much of the improvement has related to the Company’s mortgage strategy, although fees and service charges on deposit accounts have remained at strong levels. Mortgage revenue increased compared to the same quarter of 2012, but its growth slowed slightly compared to the fourth quarter of 2012. First quarter mortgage revenues are generally lower than other quarters due to seasonality, however the Company’s mortgage pipeline is 30% larger at the end of the first quarter than at the end of 2012.

Non-interest Expense

Total operating expenses for the first quarter of 2013 were $28.9 million, compared to $29.8 million for the fourth quarter of 2012 and $34.2 million for the same quarter of 2012. As noted above, operating expenses in the current quarter were elevated by a non-recurring credit charge associated with mostly absolute auctions of covered OREO. Additionally, expenses in the first quarter associated with branches that were closed during the quarter totaled approximately $900,000.

Commenting on the Company’s restructuring efforts, Mr. Hortman added, “Our restructuring plan remains one of our most important strategies for 2013. Already there is evidence we are succeeding on this front. While additional savings are expected throughout the year, core operating expenses, excluding credit and mortgage related charges, were essentially unchanged from levels we reported a year ago.” Total core operating expenses were $20.3 million for the first quarter of 2013, compared to $20.0 million for the first quarter of 2012, and $22.1 million for the third quarter of 2012 when the Company announced its restructuring plans. Additional savings achieved through the final implementation of the restructuring plans are expected to further reduce operating expenses by as much as $1.2 million per year by the fourth quarter of 2013.

Balance Sheet Trends

Total assets at March 31, 2013 were $2.86 billion, a 5.2% decrease as compared to the $3.02 billion reported at December 31, 2012. Earning assets declined $146.7 million to $2.40 billion at March 31, 2013. Short-term assets declined as a percentage of earning assets to 5.5%, compared to 10.8% at December 31, 2012 and 10.1% at March 31, 2012.

Total non-covered loans increased $42.1 million during the first quarter of 2013 at a rate of 11.8%, to end at $1.49 billion at March 31, 2013. Commenting on the first quarter’s loan growth, Mr. Hortman said, “I am pleased with our first quarter’s results on non-covered loan growth, and increasingly confident that we can sustain a double digit growth rate for the remainder of this year. Additionally, I am proud of the stable yields our bankers have managed during this low rate environment, especially with the growth rates that our Company desires.”

During the first quarter, covered loans decreased by $47.0 million to $460.7 million at March 31, 2013, from $507.7 million at December 31, 2012. These positive cash flows were quicker than management had anticipated but were largely the result of several payoffs, including the Company’s largest covered loan of $7.7 million. Reductions in covered loan balances were also influenced by foreclosures in the quarter, which totaled $15.7 million. At the end of the first quarter of 2013, accruing covered loans totaled $361.8 million, compared to $481.4 million at March 31, 2012. Over the past 12 months, payoffs on accruing covered loans have averaged 24.9% which management believes is in line with the expected rate of reduction in covered loans for the next several quarters.

Total deposits decreased $134.7 million to $2.49 billion during the first quarter of 2013, compared to $2.62 billion at December 31, 2012. The Company attributed the decline in total deposits to continued run-off in higher priced time deposits as well as unusually high balances normally reported at year end from municipal customers and other larger commercial clients. Non-interest bearing deposits grew to 19.7% of total deposits at March 31, 2013, compared to 16.7% at the same time in 2012, while time deposits fell to 27.6% of total deposits at the end of the first quarter of 2013, compared to 33.0% at the end of the first quarter of 2012.

Indemnification Asset

At March 31, 2013, the Company’s FDIC loss-sharing receivable totaled $161.0 million, which is comprised of $99.9 million in indemnification asset (for reimbursements associated with anticipated losses in future quarters) and $61.1 million in current charge-offs and expenses already incurred but not yet submitted for reimbursement. These amounts compare favorably to levels reported at March 31, 2012, when the Company had $178.9 million in indemnification asset and $41.2 million in charge-offs and expenses.

“We are ahead of schedule collecting our indemnification asset,” reported Mr. Hortman. “We have always used the shorter of the loan’s expected life or the covered loss period in calculating our indemnification asset and have conservatively managed the program to have small and manageable amounts at risk. At the end of the first quarter of 2013, we have only $6.9 million of classified accruing loans with maturities beyond the covered loss-share period, where there is an increased chance that we may not be able to recover the losses that we believe are inherent in the loan. The indemnification asset on these assets is limited to only $1.3 million.”

Credit Expenses and Asset Quality

The Company’s first quarter efforts regarding credit quality focused on improving total classified assets and holding an auction covering more than a third of the Company’s covered OREO. Total classified legacy assets declined to $106.8 million at March 31, 2013, compared to $122.6 million at the same time in 2012. As a percentage of capital, classified assets improved to 37.7% at the end of the current quarter compared to 41.2% at March 31, 2012.

During the quarter, the Company auctioned all covered OREO that had been exposed to the market for at least one year. As a result, 224 properties with book balances totaling $30.2 million were auctioned successfully, bringing approximately 60% of current book value from mostly absolute auctions.

The Company’s quarterly provision for loan losses fell to its lowest level since 2007, at $2.9 million in the first quarter of 2013 compared to $12.9 million in the same quarter in 2012. Net charge-offs on loans during the first quarter of 2013 decreased substantially to $2.8 million, compared to $6.4 million during the fourth quarter of 2012 and $19.1 million during the first quarter of 2012. As a percentage of loans, net charge-offs were 0.76% of average loans on an annualized basis for the first quarter of 2013, compared to 1.75% during the fourth quarter of 2012 and 5.79% during the first quarter of 2012. The levels of charge-offs during the first quarter of 2012 were increased due to the Company’s bulk sale of non-performing loans in that quarter.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 57 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
Net Income/(Loss) Available to Common Shareholders	$4,844	$3,554	$1,076	$1,678	$4,550
PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.20	$0.15	$0.05	$0.07	$0.19
Diluted	$0.20	$0.15	$0.04	$0.07	$0.19
Cash Dividends per share	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—
Book value per share (period end)	$10.72	$10.56	$10.41	$10.49	$10.36
Tangible book value per share (period end)	$10.57	$10.39	$10.23	$10.29	$10.15
Weighted average number of shares:
Basic	23,867,691	23,815,583	23,819,144	23,818,814	23,762,196
Diluted	24,246,346	23,857,095	23,973,369	23,973,039	23,916,421
Period-end number of shares	23,875,680	23,799,768	23,819,144	23,819,144	23,814,144
Market data:
High closing price	$14.51	$12.71	$12.88	$13.40	$13.32
Low closing price	$12.79	$10.50	$11.27	$10.88	$10.34
Period end closing price	$14.35	$12.49	$12.59	$12.60	$13.14
Average daily volume	51,887	48,295	45,543	58,370	59,139
PERFORMANCE RATIOS
Return on average assets	0.75%	0.62%	0.26%	0.34%	0.72%
Return on average common equity	8.53%	7.72%	3.12%	4.12%	8.89%
Earning asset yield (TE)	5.21%	5.22%	5.06%	5.33%	5.22%
Total cost of funds	0.40%	0.44%	0.51%	0.62%	0.69%
Net interest margin (TE)	4.79%	4.75%	4.52%	4.66%	4.48%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	26.27%	25.86%	23.60%	21.10%	12.15%
Efficiency ratio	72.76%	71.85%	75.68%	70.51%	62.28%
CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.91%	9.24%	10.14%	10.31%	9.78%
Tangible common equity to tangible assets	8.83%	8.20%	8.27%	8.41%	7.95%
EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.83%	8.20%	8.27%	8.41%	7.95%
Effect of preferred equity	0.97%	0.92%	1.74%	1.75%	1.67%
Effect of goodwill and other intangibles	0.12%	0.12%	0.14%	0.15%	0.16%

Equity to assets (GAAP)	9.91%	9.24%	10.15%	10.31%	9.78%

OTHER PERIOD-END DATA
FTE Headcount	820	866	872	839	827
Assets per FTE	$3,490	$3,486	$3,382	$3,481	$3,680
Branch locations	57	66	66	67	67
Deposits per branch location	$43,684	$39,768	$39,093	$37,980	$39,781

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
INCOME STATEMENT
Interest income
Interest and fees on loans	$28,716	$30,329	$29,165	$30,334	$29,482
Interest on taxable securities	1,697	1,737	2,017	2,187	2,309
Interest on nontaxable securities	375	371	365	374	365
Interest on deposits in other banks	85	102	104	108	120
Interest on federal funds sold	—	—	—	4	6

Total interest income	30,873	32,539	31,651	33,007	32,282

Interest expense
Interest on deposits	$2,226	$2,603	$3,005	$3,635	$4,084
Interest on other borrowings	309	377	408	491	471

Total interest expense	2,535	2,980	3,413	4,126	4,555

Net interest income	28,338	29,559	28,238	28,881	27,727
Provision for loan losses	2,923	4,442	6,540	7,225	12,882

Net interest income/(loss) after provision for loan losses	$25,415	$25,117	$21,698	$21,656	$14,845

Noninterest income
Service charges on deposit accounts	$4,837	$5,299	$5,121	$4,770	$4,386
Mortgage banking activity	4,464	4,768	3,740	3,006	1,475
Other service charges, commissions and fees	329	387	331	322	391
Gain(loss) on sale of securities	172	322	—	—	—
Gains from acquisitions	—	—	—	—	20,037
Other non-interest income	1,558	1,128	639	777	975

Total noninterest income	11,360	11,904	9,831	8,875	27,264

Noninterest expense
Salaries and employee benefits	13,806	15,785	13,766	12,125	11,446
Occupancy and equipment expenses	2,931	3,653	3,340	2,880	3,335
Data processing and telecommunications expenses	2,570	3,254	2,599	2,905	1,925
Credit related expenses (1)	4,844	2,548	3,706	3,423	12,739
Advertising and marketing expenses	255	488	421	364	349
Amortization of intangible assets	364	364	364	412	220
Goodwill impairment	—	—	—	—	—
Other non-interest expenses	4,114	3,699	4,614	4,514	4,232

Total noninterest expense	28,884	29,791	28,810	26,623	34,246

Operating profit	$7,891	$7,230	$2,719	$3,908	$7,863
Income tax expense	2,606	2,558	816	1,413	2,498

Net income	$5,285	$4,672	$1,903	$2,495	$5,365

Preferred stock dividends	441	1,118	827	817	815

Net income available to common shareholders	$4,844	$3,554	$1,076	$1,678	$4,550

Diluted earnings available to common shareholders	0.20	0.15	0.04	0.07	0.19

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
PERIOD-END BALANCE SHEET
Assets
Cash and due from banks	$50,487	$80,256	$57,289	$60,126	$64,963
Federal funds sold and interest bearing balances	81,205	193,677	66,872	111,251	194,172
Investment securities available for sale, at fair value	324,029	346,909	361,051	366,980	371,791
Other investments	5,528	6,832	7,003	7,884	10,967
Mortgage loans held for sale	42,332	48,786	29,021	19,659	14,863
Loans, net of unearned income	1,492,753	1,450,635	1,439,862	1,365,489	1,323,844
Covered loans	460,724	507,712	546,234	601,737	653,377
Less allowance for loan losses	23,382	23,593	25,901	26,198	28,689

Loans, net	1,930,095	1,934,754	1,960,195	1,941,028	1,948,532
Foreclosed assets	40,434	39,850	37,325	36,397	36,414
Covered foreclosed assets	77,915	88,273	88,895	83,467	85,803

Total foreclosed assets	118,349	128,123	126,220	119,864	122,217
Premises and equipment, net	72,340	75,983	75,609	75,192	72,755
Intangible assets, net	2,676	3,040	3,404	3,767	4,179
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	160,979	159,724	198,440	203,801	220,016
Cash value of bank owned life insurance	45,832	15,603	50,087	—	—
Other assets	26,843	24,409	13,236	9,803	17,823

Total assets	$2,861,651	$3,019,052	$2,949,383	$2,920,311	$3,043,234

Liabilities
Deposits:
Noninterest-bearing	$490,961	$510,751	$464,503	$429,113	$444,707
Interest-bearing	1,999,012	2,113,912	2,115,614	2,115,559	2,220,653

Total deposits	2,489,973	2,624,663	2,580,117	2,544,672	2,665,360
Federal funds purchased & securities sold under agreements to repurchase	22,919	50,120	17,404	19,800	28,790
Other borrowings	—	—	—	3,810	3,810
Other liabilities	22,768	22,983	10,387	8,821	5,308
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,577,929	2,740,035	2,650,177	2,619,372	2,745,537

Stockholders’ equity
Preferred stock	$27,753	$27,662	$51,207	$51,044	$50,884
Common stock	25,239	25,155	25,155	25,155	25,150
Capital surplus	165,078	164,949	164,182	166,685	166,579
Retained earnings	70,554	65,710	62,156	61,081	59,402
Accumulated other comprehensive income/(loss)	6,274	6,607	7,337	7,805	6,513
Less treasury stock	(11,176)	(11,066)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	283,722	279,017	299,206	300,939	297,697

Total liabilities and stockholders’ equity	$2,861,651	$3,019,052	$2,949,383	$2,920,311	$3,043,234

Other Data
Earning Assets	2,401,043	2,547,719	2,443,040	2,465,116	2,558,047
Intangible Assets	3,632	3,996	4,360	4,723	5,135
Interest Bearing Liabilities	2,064,200	2,206,301	2,175,287	2,181,438	2,295,522
Average Assets	2,875,274	2,985,116	2,935,715	2,966,527	2,978,469
Average Common Stockholders’ Equity	251,214	240,787	242,614	243,463	242,817

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
ASSET QUALITY INFORMATION (1)
Allowance for loan losses
Balance at beginning of period	$23,593	$25,901	$26,198	$28,689	$35,156
Provision for loan loss (2)	2,603	4,091	5,690	6,070	12,600
Charge-offs	3,036	6,996	6,092	8,738	19,337
Recoveries	222	597	105	177	270

Net charge-offs (recoveries)	2,814	6,399	5,987	8,561	19,067
Ending balance	$23,382	$23,593	$25,901	$26,198	$28,689

As a percentage of loans	1.57%	1.63%	1.80%	1.92%	2.17%
As a percentage of nonperforming loans	62.39%	60.67%	67.76%	58.98%	54.90%
Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$410	$562	$235	$499	$155
Real Estate - Residential	779	2,080	2,268	2,251	2,123
Real Estate - Commercial and Farmland	1,025	2,352	715	4,520	12,964
Real Estate - Construction and Development	655	1,561	2,608	1,281	3,930
Consumer Installment	167	441	266	187	165
Other	—	—	—	—	—

Total charge-offs	3,036	6,996	6,092	8,738	19,337

Recoveries
Commercial, Financial and Agricultural	84	56	23	30	48
Real Estate - Residential	85	26	37	21	141
Real Estate - Commercial and Farmland	3	450	8	8	16
Real Estate - Construction and Development	2	17	4	2	17
Consumer Installment	48	48	33	116	48
Other	—	—	—	—	—

Total recoveries	222	597	105	177	270

Net charge-offs (recoveries)	$2,814	$6,399	$5,987	$8,561	$19,067

Non-accrual loans	37,476	38,885	38,225	44,421	52,258
Foreclosed assets	40,434	39,850	37,325	36,397	36,414
Accruing loans delinquent 90 days or more	—	—	—	1	—

Total non-performing assets	77,910	78,735	75,550	80,819	88,672

Non-performing assets as a percent of total assets	2.72%	2.61%	2.56%	2.77%	2.91%
Net charge offs as a percent of loans (Annualized)	0.76%	1.75%	1.65%	2.52%	5.79%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	Since 2011, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
Loans by Type
Commercial, financial & agricultural	$180,888	$174,217	$189,374	$174,903	$149,320
Real estate - construction & development	130,161	114,199	125,315	124,556	122,331
Real estate - commercial & farmland	766,227	732,322	713,240	675,404	658,054
Real estate - residential	355,716	346,480	343,332	332,124	328,053
Consumer installment	37,335	40,178	43,441	41,431	42,085
Other	22,426	43,239	25,160	17,071	24,001

Total Legacy (non-covered)	$1,492,753	$1,450,635	$1,439,862	$1,365,489	$1,323,844

Commercial, financial & agricultural	$28,568	$32,606	$37,167	$41,372	$43,157
Real estate - construction & development	57,114	70,184	73,356	83,991	93,430
Real estate - commercial & farmland	260,159	278,506	298,903	322,393	350,244
Real estate - residential	113,668	125,056	135,154	150,683	162,768
Consumer installment	1,215	1,360	1,654	3,298	3,778

Total Covered (at fair value)	$460,724	$507,712	$546,234	$601,737	$653,377

Total Loan Portfolio:
Commercial, financial & agricultural	$209,456	$206,823	$226,541	$216,275	$192,477
Real estate - construction & development	187,275	184,383	198,671	208,547	215,761
Real estate - commercial & farmland	1,026,386	1,010,828	1,012,143	997,797	1,008,298
Real estate - residential	469,384	471,536	478,486	482,807	490,821
Consumer installment	38,550	41,538	45,095	44,729	45,863
Other	22,426	43,239	25,160	17,071	24,001

Total Loans	$1,953,477	$1,958,347	$1,986,096	$1,967,226	$1,977,221

Troubled Debt Restructurings:
Accruing loan types:
Commercial, financial & agricultural	$799	$802	$804	$—	$—
Real estate - construction & development	1,883	1,735	1,481	1,205	1,305
Real estate - commercial & farmland	8,878	8,947	9,540	13,293	17,765
Real estate - residential	6,953	7,254	8,068	8,472	7,778
Consumer installment	—	6	—	—	—

Total Accruing TDRs	$18,513	$18,744	$19,893	$22,970	$26,848

Non-accruing loan types:
Commercial, financial & agricultural	$—	$—	$—	$18	$—
Real estate - construction & development	43	—	—	1,124	1,626
Real estate - commercial & farmland	3,595	4,149	2,770	2,815	2,176
Real estate - residential	1,111	1,022	620	1,213	1,065
Consumer installment	6	—	—	—	—

Total Non-accrual TDRs	$4,755	$5,171	$3,390	$5,170	$4,867

Total Troubled Debt Restructurings	$23,268	$23,915	$23,283	$28,140	$31,715

The following table presents the non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$40,268	$32,993	$34,809	$28,282	$26,454
Grade 15 - Good credit	232,773	236,500	244,466	251,157	256,854
Grade 20 - Satisfactory credit	665,777	641,950	592,283	540,562	495,252
Grade 23 - Performing, under-collateralized credit	29,403	31,433	30,176	30,131	29,631
Grade 25 - Minimum acceptable credit	425,646	399,210	427,598	397,984	387,133
Grade 30 - Other asset especially mentioned	32,485	35,298	35,478	36,307	42,329
Grade 40 - Substandard	66,147	72,994	74,606	80,824	85,666
Grade 50 - Doubtful	254	257	446	242	522
Grade 60 - Loss	—	—	—	—	3

Total	$1,492,753	$1,450,635	$1,439,862	$1,365,489	$1,323,844

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
AVERAGE BALANCES
Federal funds sold	$—	$57	$10	$17,665	$27,160
Interest bearing deposits in banks	101,452	152,875	125,775	128,008	157,223
Investment securities - taxable	286,745	300,773	316,967	324,879	309,592
Investment securities - nontaxable	53,819	52,017	47,819	46,049	46,520
Other investments	6,687	6,702	7,213	8,893	10,076
Mortgage loans held for sale	63,732	46,763	31,759	21,603	17,891
Loans	1,424,594	1,424,302	1,398,468	1,356,845	1,311,255
Covered loans	491,691	519,892	574,897	601,802	602,353

Total Earning Assets	$2,428,720	$2,503,381	$2,502,908	$2,505,744	$2,482,070

Noninterest bearing deposits	$481,760	$502,069	$452,019	$432,535	$405,112
NOW accounts	633,313	626,440	593,204	605,494	619,047
MMDA	592,842	606,908	631,231	616,449	598,956
Savings accounts	102,380	100,722	102,129	97,097	87,219
Retail CDs < $100,000	313,191	342,518	365,807	369,651	373,519
Retail CDs > $100,000	368,577	391,075	430,677	410,855	444,838
Brokered CDs	19,448	34,588	41,799	59,526	61,287

Total Deposits	2,511,511	2,604,320	2,616,866	2,591,607	2,589,978

FHLB advances	—	—	2,160	3,810	8,282
Subordinated debentures	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold
under agreements to repurchase	27,191	36,165	17,146	23,042	29,898
Other borrowings	—	—	—	—	—

Total Non-Deposit Funding	69,460	78,434	61,575	69,121	80,449

Total Funding	$2,580,971	$2,682,754	$2,678,441	$2,660,728	$2,670,427

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
INTEREST INCOME/EXPENSE
INTEREST INCOME
Federal funds sold	$—	$—	$—	$4	$6
Interest bearing deposits in banks	85	102	104	108	120
Investment securities - taxable	1,697	1,737	2,017	2,187	2,309
Investment securities - nontaxable (TE)	506	501	493	505	493
Mortgage loans held for sale	572	455	285	177	141
Loans (TE)	19,604	20,224	19,983	19,396	18,169
Covered loans	8,765	9,859	8,951	10,808	10,972

Total Earning Assets	$31,230	$32,878	$31,833	$33,185	$32,210

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—
NOW accounts	302	340	300	447	526
MMDA	522	537	625	808	841
Savings accounts	29	30	32	36	34
Retail CDs < $100,000	498	600	726	834	941
Retail CDs > $100,000	706	815	990	1,072	1,240
Brokered CDs	169	281	332	438	502

Total Deposits	2,226	2,603	3,005	3,635	4,084

FHLB advances	—	—	15	26	69
Subordinated debentures	270	332	362	427	361
Repurchase agreements	37	43	29	37	40
Correspondent bank line of credit and other	2	2	2	1	1

Total Non-Deposit Funding	309	377	408	491	471

Total Funding	$2,535	$2,980	$3,413	$4,126	$4,555

Net Interest Income (TE)	$28,695	$29,898	$28,420	$29,059	$27,655

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2013	2012	2012	2012	2012
YIELDS (1)
Federal funds sold	0.00%	0.00%	0.00%	0.09%	0.09%
Interest bearing deposits in banks	0.34%	0.27%	0.33%	0.34%	0.31%
Investment securities - taxable	2.40%	2.30%	2.53%	2.71%	3.00%
Investment securities - nontaxable	3.81%	3.83%	4.10%	4.41%	4.26%
Mortgage loans held for sale	3.64%	3.87%	3.57%	3.30%	3.17%
Loans	5.58%	5.65%	5.68%	5.75%	5.57%
Covered loans	7.23%	7.54%	6.19%	7.22%	7.33%

Total Earning Assets (2)	5.21%	5.22%	5.06%	5.33%	5.22%
Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.19%	0.22%	0.20%	0.30%	0.34%
MMDA	0.36%	0.35%	0.39%	0.53%	0.56%
Savings accounts	0.11%	0.12%	0.12%	0.15%	0.16%
Retail CDs < $100,000	0.64%	0.70%	0.79%	0.91%	1.01%
Retail CDs > $100,000	0.78%	0.83%	0.91%	1.05%	1.12%
Brokered CDs	3.52%	3.23%	3.16%	2.96%	3.29%

Total Deposits	0.36%	0.40%	0.46%	0.56%	0.63%
FHLB advances	0.00%	0.00%	2.76%	2.74%	3.35%
Subordinated debentures	2.59%	3.12%	3.41%	4.06%	3.43%
Repurchase agreements	0.55%	0.47%	0.67%	0.65%	0.54%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	1.80%	1.91%	2.64%	2.86%	2.35%

Total funding (3)	0.40%	0.44%	0.51%	0.62%	0.69%

Net interest spread	4.82%	4.78%	4.55%	4.70%	4.53%

Net interest margin (2)	4.79%	4.75%	4.52%	4.66%	4.48%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Core Earnings Reconciliation	2013	2012	2012	2012	2012
Pre-tax operating profit/(loss)	$7,891	$7,230	$2,719	$3,908	$7,863
Plus: Credit Related Costs
Provision for loan losses	2,923	4,442	6,540	7,225	12,882
(Gains)/Losses on the sale of legacy OREO	(20)	464	983	813	7,252
Problem loan and OREO expense	4,864	2,084	2,724	2,610	5,487
Interest reversed (received) on non-accrual loans	54	227	159	145	187

Total Credit-Related Costs	7,821	7,217	10,406	10,793	25,808

Plus: Non-recurring conversion charges	—	2,125	—	—	—
Plus: Costs associated with capital raise	—	—	—	—	—
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	(20,037)
Gains on sales of securities	(172)	(322)	—	—	—
Gains on sales of bank premises	(242)	—	—	—	—
Other non-recurring adjustments	(1,017)	(2,423)	602	—	—

Pretax, Pre-provision earnings	$14,281	$13,827	$13,727	$14,701	$13,634

As percentage of average assets, annualized	2.01%	1.84%	1.86%	1.99%	1.84%

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Recurring Operating Expenses	2013	2012	2012	2012	2012
Total Operating Expenses	28,884	29,791	28,810	26,623	34,246
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	20	(464)	(983)	(813)	(7,252)
Gains/(Losses) on the sale of covered OREO	(3,176)	—	—	—	—
Problem loan and OREO expense	(1,688)	(2,084)	(2,724)	(2,610)	(5,487)
Costs associated with capital raise	—	—	—	—	—
Severance payments	—	(750)	—	(190)	(362)
Conversion expenses	—	(1,375)	—	(285)	—
(Gains)/Losses on the sale of premises	242	—	—	—	—

Recurring operating expenses	$24,282	$25,118	$25,103	$22,725	$21,145

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Segment Reporting	2013	2012	2012	2012	2012
Banking Division:
Net interest income	$27,766	$29,104	$27,953	$28,704	$27,586
Provision for loan losses	2,923	4,442	6,540	7,225	12,882
Noninterest income	6,896	7,136	6,091	5,869	25,789
Noninterest expense:	—	—	—	—	—
Salaries and employee benefits	11,037	13,021	11,446	10,727	10,262
Occupancy	2,765	3,476	3,190	2,807	3,253
Data Processing	2,471	3,119	2,510	2,832	1,880
Other expenses	8,890	6,586	8,706	8,396	17,368

Total noninterest expense	25,163	26,202	25,852	24,762	32,763

Income before income taxes	6,576	5,596	1,652	2,586	7,730
Income Tax	2,146	1,986	443	950	2,451
Net income	4,430	3,610	1,209	1,636	5,279
Preferred stock dividends	441	1,118	827	817	815

Net income available to common shareholders	$3,989	$2,492	$382	$819	$4,464

Mortgage Division:
Net interest income	$572	$455	$285	$177	$141
Provision for loan losses	—	—	—	—	—
Noninterest income	4,464	4,768	3,740	3,006	1,475
Noninterest expense:
Salaries and employee benefits	2,769	2,764	2,320	1,398	1,184
Occupancy	166	177	150	73	82
Data Processing	99	135	89	73	45
Other expenses	687	513	399	317	172

Total noninterest expense	3,721	3,589	2,958	1,861	1,483

Income before income taxes	1,315	1,634	1,067	1,322	133
Income Tax	460	572	373	463	47
Net income	855	1,062	694	859	86
Preferred stock dividends	—	—	—	—	—

Net income available to common shareholders	$855	$1,062	$694	$859	$86

Total Consolidated:
Net interest income	$28,338	$29,559	$28,238	$28,881	$27,727
Provision for loan losses	2,923	4,442	6,540	7,225	12,882
Noninterest income	11,360	11,904	9,831	8,875	27,264
Noninterest expense:
Salaries and employee benefits	13,806	15,785	13,766	12,125	11,446
Occupancy	2,931	3,653	3,340	2,880	3,335
Data Processing	2,570	3,254	2,599	2,905	1,925
Other expenses	9,577	7,099	9,105	8,713	17,540

Total noninterest expense	28,884	29,791	28,810	26,623	34,246

Income before income taxes	7,891	7,230	2,719	3,908	7,863
Income Tax	2,606	2,558	816	1,413	2,498
Net income	5,285	4,672	1,903	2,495	5,365
Preferred stock dividends	441	1,118	827	817	815

Net income available to common shareholders	$4,844	$3,554	$1,076	$1,678	$4,550